EXHIBIT 24.1

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James P. McCoy, Jr. and Charles A. Little, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the Club Corporation International Omnibus Stock Plan and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:



Signature                                Title                       Date
------------------------  ------------------------------------  --------------
/s/Robert H. Dedman, Sr.  Chairman of the Board and             April 14, 1998
------------------------  Co-Chief Executive Officer
Robert H. Dedman, Sr.     (Principal Executive Officer)


/s/James E. Maser         Vice Chairman of the Board            April 14, 1998
------------------------
James E. Maser


/s/Robert H. Dedman, Jr.  President, Co-Chief Executive         April 14, 1998
------------------------  Officer and Director
Robert H. Dedman, Jr.


/s/James M. Hinckley      Chief Operating Officer of Domestic   April 14, 1998
------------------------  Operations and Director
James M. Hinckley


/s/Robert H. Johnson      Chief Operating Officer of            April 14, 1998
------------------------  International Operations and
Robert H. Johnson         Director


/s/James P. McCoy, Jr.    Executive Vice President, Chief       April 14, 1998
------------------------  Financial Officer and Director
James P. McCoy, Jr.       (Principal Financial Officer and
                           Accounting Officer)


/s/Mark W. Dietz          Executive Vice President and          April 14, 1998
------------------------  Director
Mark W. Dietz


/s/Richard S. Poole       Executive Vice President and          April 14, 1998
------------------------  Director
Richard S. Poole


/s/Albert E. Chew, III    Executive Vice President and          April 14, 1998
------------------------  Director
Albert E. Chew, III


/s/Terry A. Taylor        Senior Vice President, Secretary,     April 14, 1998
------------------------  Chief Legal Officer and Director
Terry A. Taylor


____________________      Director
Nancy M. Dedman


/s/Patricia Dedman Dietz  Director                              April 14, 1998
------------------------
Patricia Dedman Dietz


/s/Jerry W. Dickenson     Director                              April 14, 1998
------------------------
Jerry W. Dickenson